Exhibit 99.1

Catasys Reports Revenue Increase of 200% to $3.8 million for the Fourth Quarter of 2016

LOS ANGELES, March 1, 2017 /PRNewswire/ --

- Generated Positive EBITDA in Fourth Quarter 2016
- Full Year 2016 Revenue Increased 162% to $7.1 million
- $1.5 million in Deferred Revenue as of Dec. 31, 2016

Catasys, Inc. (CATS), a provider of proprietary predictive analytics and integrated treatment solutions to health plans, today reported its financial results for the three-month period and full year ended December 31, 2016.

"Revenue increased by 200% to $3.8 million for the fourth quarter of 2016; which allowed us to generate our first EBITDA positive quarter. This growth is attributable to the ongoing enrollment of patients into OnTrak over the course of the year, with enrollment increasing by more than 57% in 2016 compared with the same period in 2015.  Customer-specific limitations and restrictions and changes to their underlying populations have previously impacted our growth, but we anticipate those being resolved going forward. We have established a strong foundation for our Company to grow, as we focus on the rapid scaling of our operations in 2017 and beyond," said Rick Anderson, President and COO of Catasys.

"We have carried significant momentum into 2017, as we have already announced the signing of new contracts with two of the nation's leading health insurance companies. We anticipate that new health plan customer launches early in the second quarter will result in continued strong enrollment growth.  In addition, we have a number of near-term new customer opportunities that we believe will increase our equivalent lives1 to 20 million by the end of 2017 from the 7.5 million at the end of 2016," concluded Mr. Anderson.

Recent Business Highlights

●	Contracted with the largest U.S. health insurance company to implement OnTrak-U solution for anxiety, depression and substance use disorders for a launch in 8 states
●	Announced new contract to expand the OnTrak-A solution into Massachusetts and Texas
●	Announced the expansion of an existing program to the individual and health care exchange population for depression, anxiety and substance use disorder members.

Fourth Quarter 2016 Financial Highlights

Revenue was $3.8 million for the fourth quarter of 2016, a sequential increase of 184% compared to $1.3 million for the third quarter of 2016, and an increase of 200% compared to $1.3 million during the same period in 2015. This growth is attributable to expanded enrollment for OnTrak, which increased 52% compared to the three months ended December 31, 2015, and the recognition of previously deferred revenue due to meeting contractual savings guarantees.

Deferred revenue was $1.5 million at December 31, 2016, compared with $3.2 million at September 30, 2016. When fees are received in advance, deferred revenue is recognized over the period the member is enrolled.  Any fees subject to performance guarantees are deferred until such time as those performance standards are met; generally calculated annually. Catasys has historically been able to record its deferred revenue as actual revenue during the course of the business cycle, except for limited cases where members terminated from the program early.

Net loss was $(1.5) million, or $(0.03) per basic and diluted share, for the fourth quarter of 2016, compared to a net income of $1.1 million, or $0.02 per basic and diluted share, for the fourth quarter of 2015.

EBITDA was $355,277 for the fourth quarter of 2016, compared to $(1.3) million for the fourth quarter of 2015.

General and administrative expenses were $2.3 million for the fourth quarter of 2016, an increase of 21% compared to $1.9 million for the fourth quarter of 2015.

Total operating expenses were $3.6 million for the fourth quarter of 2016, compared to $2.7 million for the fourth quarter of 2015 as the company expands the number of enrolled members and ramps up staff in preparation for near term anticipated new contract launches.

Full Year 2016 Financial Highlights

Revenue was $7.1 million for the year ended December 31, 2016, an increase of 162% compared to $2.7 million in 2015.  This growth is attributable to expanded enrollment for OnTrak, which increased by 57% compared to the year ended December 31, 2015.

Deferred revenue was $1.5 million at December 31, 2016, a decrease of $158,000, compared to $1.7 million at December 31, 2015. When fees are received in advance, deferred revenue is recognized over the period the member is enrolled.  Any fees subject to performance guarantees are deferred until such time as those performance standards are met; generally calculated annually. Catasys has historically been able to record its deferred revenue as actual revenue during the course of the business cycle, except for limited cases where members terminated from the program early.

Loss from operations was $(6.6) million for the year ended December 31, 2016, compared to $(8.9) million for the year ended December 31, 2015.

EBITDA was a $(5.7) million for the year ended December 31, 2016, compared to $(7.4) million for the year ended December 31, 2015.

Net loss was $(17.9) million, or $(0.33) per basic and diluted share, for the year ended December 31, 2016, compared to a net loss of $(7.2) million, or $(0.18) per basic and diluted share, for the year ended December 31, 2015.  The increased net loss was primarily due to the decrease in the change in fair value of warrants, the increase in the change in fair value of derivative liability, an increase in interest expense, the increase in the loss on debt extinguishment, offset by the decrease in the loss from operations, and a decrease in the loss on the exchange of warrants.

General and administrative expenses were $8.8 million for the year ended December 31, 2016; a decrease of 2% compared to $9.0 million for the year ended December 31, 2015.

Total operating expenses were $13.6 million for the year ended December 31, 2016, compared to $11.6 million for the year ended December 31, 2015.

About Catasys, Inc.

Catasys, Inc. provides big data based analytics and predictive modeling driven behavioral healthcare services to health plans and their members through its OnTrak solution. Catasys' OnTrak solution--contracted with a growing number of national and regional health plans--is designed to improve member health and, at the same time, lower costs to the insurer for underserved populations where behavioral health conditions cause or exacerbate co-existing medical conditions. The solution utilizes proprietary analytics and proprietary enrollment, engagement and behavioral modification capabilities to assist members who otherwise do not seek care through a patient-centric treatment that integrates evidence-based medical and psychosocial interventions along with care coaching in a 52-week outpatient treatment solution.

OnTrak is currently improving member health and, at the same time, is demonstrating reduced inpatient and emergency room utilization, driving a more than 50 percent reduction in total health insurers' costs for enrolled members. OnTrak is currently available to members of several leading health plans in Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Massachusetts, Missouri, New Jersey, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, West Virginia and Wisconsin. For further information, please visit catasys.com.

1 The term "Equivalent Lives" ("EL") is calculated based on the number of people eligible, or anticipated to be eligible, to be enrolled into OnTrak™ under Catasys' contracts with health care plans.  Considering Medicare, Medicaid and Dual Eligible plans generally have a higher prevalence of eligible members than commercial health plans and contracts that cover depression and anxiety have greater eligibility than those that cover just substance dependence, EL converts all plans to an equivalent amount of lives for comparison purposes.  EL will generally be higher, and in some cases, significantly higher than the actual number of adults covered under the health plan Catasys is contracted with.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP").  Catasys' management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP.  Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest expense, income taxes, depreciation, amortization, stock compensation expense, change in debt extinguishment, change in warrant liability, change in derivative liability, change in exchange of warrants and change in disposal of IP, provides useful supplemental information that is essential to a proper understanding of the financial results of Catasys.  Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Catasys. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability.  A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, changes in regulations or issuance of new regulations or interpretations, limited operating history, our inability to execute our business plan, increase our revenue and achieve profitability, lower than anticipated eligible members under our contracts, our inability to recognize revenue, lack of outcomes and statistically significant formal research studies, difficulty enrolling new members and maintaining existing members in our programs, the risk that treatment programs might not be effective, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the health care industry, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, our ability to raise additional capital when needed and our liquidity. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plan," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CATASYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Twelve Months Ended
(In thousands, except per share amounts)	December 31,
	2016	2015
Revenues
Healthcare services revenues	$7,075	$2,705

Operating expenses
Cost of healthcare services	4,670	2,433
General and administrative	8,838	9,049
Depreciation and amortization	141	122
Total operating expenses	13,649	11,604

Loss from operations	(6,574)	(8,899)

Interest and other income	106	64
Interest expense	(5,354)	(2,590)
Loss on impairment of intangible assets	-	(88)
Loss on exchange of warrants	-	(4,410)
Loss on debt extinguishment	(2,424)	(195)
Change in fair value of warrant liability	2,093	11,665
Change in fair value of derivative liability	(5,774)	(2,761)
Loss from operations before provision for income taxes	(17,927)	(7,214)
Provision for income taxes	9	9
Net loss	$(17,936)	$(7,223)

Basic and diluted net loss per share:	$(0.33)	$(0.18)

Basic weighted number of shares outstanding	55,074	40,372

CATASYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for number of shares)	December 31,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$851	$916
Receivables, net of allowance for doubtful accounts of $0 and $0, respectively	1,052	590
Prepaids and other current assets	420	575
Total current assets	2,323	2,081
Long-term assets
Property and equipment, net of accumulated depreciation of $1,620 and $1,491, respectively	410	412
Deposits and other assets	371	387
Total Assets	$3,104	$2,880

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$870	$753
Accrued compensation and benefits	2,089	1,703
Deferred revenue	1,525	1,683
Other accrued liabilities	575	682
Short term debt, related party, net of discount of $216 and $0, respectively	9,796	-
Short term derivative liability	8,122	-
Total current liabilities	22,977	4,821
Long-term liabilities
Deferred rent and other long-term liabilities	117	198
Long term convertible debt, related party, net of discount $0 and $0, respectively	-	3,662
Capital leases	31	66
Long term derivative liability	-	2,348
Warrant liabilities	5,307	509
Total Liabilities	28,432	11,604

Commitments and contingencies (note 8)

Stockholders' deficit
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 55,288,458 and 55,007,761 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	6	6
Additional paid-in-capital	254,385	253,053
Accumulated deficit	(279,719)	(261,783)
Total Stockholders' deficit	(25,328)	(8,724)
Total Liabilities and Stockholders' Deficit	$3,104	$2,880

CATASYS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

	Twelve Months Ended
(In thousands)	December 31,
	2016	2015
Operating activities:
Net loss	$(17,936)	$(7,223)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	141	122
Loss on disposal of intangible assets	-	88
Amortization of debt discount and issuance costs included in interest expense	4,651	2,324
Loss on debt extinguishment	2,424	195
Warrants issued for services	-	168
Provision for doubtful accounts	47	10
Deferred rent	(70)	(44)
Share-based compensation expense	697	1,397
Common stock issued for consulting services	235	172
Fair value adjustment on warrant liability	(2,093)	(11,665)
Loss on exchange of warrants	-	4,410
Fair value adjustment on derivative liability	5,774	2,761
Changes in current assets and liabilities:
Receivables	(509)	(111)
Prepaids and other current assets	155	17
Deferred revenue	(158)	1,329
Accounts payable and other accrued liabilities	916	882
Net cash used in operating activities of continuing operations	$(5,726)	$(5,168)

Investing activities:
Purchases of property and equipment	$(106)	$(107)
Deposits and other assets	16	-
Net cash used in investing activities	$(90)	$(107)

Financing activities:
Proceeds from the issuance of common stock and warrants	$-	$2,463
Proceeds from the issuance of convertible debt, related party	300	5,910
Payments on convertible debenture	-	(2,681)
Proceeds from the issuance of senior promissory note, related party	5,505	-
Transactions costs	-	(185)
Capital lease obligations	(54)	(24)
Net cash provided by financing activities	$5,751	$5,483

Net increase (decrease) in cash and cash equivalents	$(65)	$208
Cash and cash equivalents at beginning of period	916	708
Cash and cash equivalents at end of period	$851	$916

Supplemental disclosure of cash paid
Interest	$149	$271
Income taxes	$48	$41
Supplemental disclosure of non-cash activity
Common stock issued for exercise of warrants	$46	$-
Property and equipment acquired through capital leases and other financing	$34	$54

CATASYS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
(in thousands)	2016	2015	2016	2015

Net Income (Loss), as reported	$(1,511)	$1,104	$(17,936)	$(7,223)

Add:

Depreciation and Amortization	39	28	141	122
Gain/(loss) on Debt Extinguishment	2,424	195	2,424	195
Interest, net	1,199	246	5,248	2,526
Stock Compensation Expense	174	174	697	1,397
Change in FV of Warrant Liability	(1,419)	(749)	(2,093)	(11,665)
Change in FV of Derivative Liability	(553)	(2,266)	5,774	2,761
Gain/(loss) on Exchange of Warrants	-	-	-	4,410
Gain/(loss on Disposal of IP	-	-	-	88
Taxes	2	2	9	9

Adjusted EBITDA, non- GAAP	$355	$(1,266)	$(5,736)	$(7,380)

CONTACT: Amy Talebizadeh, Catasys, Inc., P: 310-444-4300